UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

1.
   In order to clarify any confusion and in response to communications coming in regarding the 8-K, posted earlier today, Nate’s Food Co is and has always been pursuing domestic retail sales. Jeff West’s trip overseas is to follow up on opportunities he has been vetting internationally for months. His trip in no way intimates that the Company is not pursing domestic sales. As stated previously, Nate’s Food is pursuing domestic and international sales in parallel tracks.

2.
   The Company has begun producing samples of Nate’s Homemade Pancake and Waffle Batter in the new, smaller cans.  The Company will be distributing new samples to domestic companies we have been in conversation with over the past year, and scheduling follow up meetings with those companies over the next few weeks.  Jeff West will also be taking samples to his meetings in Asia in response to requests from his contacts in those countries.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2016.	Nate’s Food Co. By: /s/ Nate Steck Name: Nate Steck. Title: CEO